EMPLOYMENT CONTRACT

THIS AGREEMENT is made as of the 19th day of December, 2024, by and among FIRST KEYSTONE CORPORATION ("Corporation"), First Keystone Community Bank ("Bank"), 111 W. Front Street, Berwick, Pennsylvania, 18603, and JACK W. JONES, ("Executive"), an adult individual residing at 1306 Oak Drive, Shavertown, Pennsylvania 18708.

WITNESSETH:

WHEREAS, the Corporation is a bank holding company;

WHEREAS, the Bank is a subsidiary of the Corporation;

WHEREAS, the Corporation and the Bank wish to employ Executive as Executive Vice President and then as Chief Executive Officer and President in accordance with the terms and conditions set forth herein;

WHEREAS, Executive is not a party nor subject to any employment, noncompete, non-solicitation or restrictive covenant agreements, or any other restrictions or agreements that would hinder or limit his ability to fully perform his duties hereunder, except as identified on Schedule I, attached hereto and deemed an integral part hereof; and

WHEREAS, Executive wishes to serve the Corporation and the Bank in accordance with the terms and conditions herein.

AGREEMENT:

NOW THEREFORE, in consideration of the mutual covenants herein, the parties hereto, intending to be legal bound, agree as follows:

1. **Employment**: The Corporation and the Bank hereby employ Executive, and Executive hereby accepts employment with the Corporation and the Bank, under the terms and conditions set forth in this Agreement.

2. **Duties of Executive**: Commencing on January 6, 2025 or such earlier date as Executive is able to commence employment with the Corporation and the Bank, and until the retirement of the current President and Chief Executive Officer on or before January 31, 2025, Executive shall serve as the Executive Vice President of the Corporation and the Bank. In the capacity of Executive Vice President, the Executive shall render such administrative and management services for the Corporation and the Bank as are customarily performed by persons situated in a similar executive capacity. The Executive's other duties shall be such as the Boards of Directors of the Corporation and the Bank and the current President and Chief Executive Officer may from time to time reasonably direct, including normal duties as an Officer of the Corporation and the Bank, provided that such duties are consistent with the Executive's position as Executive Vice President of the Corporation and the Bank.

Commencing by or before, and no later than January 31, 2025, Executive shall be promoted to , President and Chief Executive Officer of the Corporation and the Bank. In the capacity of President and Chief Executive Officer of the Corporation and the Bank, the Executive shall render such administrative and management services for the Bank as are currently rendered and as are customarily performed by persons situated in a similar executive capacity.

The Executive shall have supervision and control over, and responsibility for the general management and operation of the Corporation and the Bank. The Executive's other duties shall be such as the Chairman of the Boards of Directors of the Corporation and the Bank may reasonably direct, including normal duties as an Officer of the Corporation and the Bank, provided that such duties are consistent with the Executive's position as President and Chief Executive Officer of the Corporation and the Bank.

3. **Engagement in Other Employment**: Executive shall devote all of his working time, ability and attention to the business of the Corporation and the Bank and/or their subsidiaries or affiliates, during the term of this Agreement. The Executive shall seek approval of the Boards of Directors of the Corporation and of the Bank in writing before the Executive engages in any other business or commercial duties or pursuits, including, but not limited to, directorships of other companies. Under no circumstances may the Executive engage in any business or commercial activities, duties or pursuits which compete with the business or commercial activities of the Corporation, the Bank and/or any of their subsidiaries or affiliates nor may the Executive serve as a director or officer or in any other capacity in a company which competes with the Corporation, the Bank and/or any of their subsidiaries or affiliates. Executive shall not be precluded, however, upon written notification (interpreted to mean by email), to the Chairman of the Board of the Corporation and the Bank and approval therefrom, from engaging in voluntary or philanthropic endeavors, from engaging in activities designed to maintain and improve his professional skills, or from engaging in activities incident or necessary to personal investments, so long as they are, in the Chairman's reasonable opinion, not in investments, so long as they are in the Chairman's reasonable opinion, not in conflict with or detrimental to the Executive's rendition of services on behalf of the Corporation, the Bank and/or any of their subsidiaries or affiliates. Notwithstanding anything to the contrary contained herein, Corporation acknowledges that Executive has informed it of his current involvement on the Boards of The Lands at Hillside Farms and Leadership Northeast, and Executive is encouraged to continue said involvement.

4. **Term of Agreement**:

(a) This Agreement shall be for a four (4) year period, (the "Employment Period"), beginning January 6, 2025, and if not previously terminated pursuant to the terms of this Agreement, the Employment Period shall end four (4) years later (the "Initial Term"). The Employment Period shall be extended automatically for successive four (4) year terms after the expiration of the Initial Term, (each successive terms shall be referred to as a "Renewal Term"), unless the Corporation, the Bank, or Executive gives written notice on non-renewal of this Employment Agreement to the other not less than one hundred eighty (180) days before the expiration of the Initial Term or any Renewal Term, the Employment Period shall refer to the Initial Term of this Agreement and any Renewal Term. It is the intention of the parties that this Agreement by "Evergreen", unless (i) either party gives written notice to the other party of his or its intention not to renew this Agreement

as provided above or (ii) this Agreement is terminated pursuant to Section 4(b) hereof.

(b) Notwithstanding the provisions of Section 4(a) of this Agreement, this Agreement shall terminate automatically for Cause (as defined herein) upon written notice from the Board of Directors of the Corporation or the Bank to Executive. As used in this Agreement, "Cause" shall mean any of the following:

(i) Executive's conviction of or plea of guilty or nolo contendere to a felony, a crime of falsehood or a crime involving moral turpitude, or the actual incarceration of Executive;

(ii) Executive's failure to follow the good faith lawful instructions of the Boards of Directors of the Corporation or the Bank with respect to their operations;

(iii) Executive's willful failure to substantially perform Executive's duties to the Corporation or the Bank, other than a failure resulting from Executive's incapacity because of physical or mental illness, as provided in subsection (d) of this Section 4;

(iv) Executive's intentional violation of the provisions of this Agreement;

(v) dishonesty or gross negligence of the Executive in the performance of his duties;

(vi) Executive's removal or prohibition from being an institutional-affiliated party by a final order of an appropriate federal banking agency pursuant to Section 8(e) or 8(g) of the Federal Deposit Insurance Act or by any state or federal regulatory agency or any other correspondence from the Bank's regulators instructing the Bank to terminate, remove or limit the authority or activities of the Executive;

(vii) conduct by the Executive as determined by an affirmative vote of seventy-five percent (75%) of the disinterested members of the Board of Directors of the Corporation brings public discredit to the Corporation or the Bank and which results or may be reasonably expected to result in material financial or reputational harm to the Corporation or the Bank;

(viii) Executive's breach of fiduciary duty involving personal profit;

(ix) unlawful harassment by the Executive against employees, customers, business associates, contractors, or vendors of the Corporation or the Bank, as determined by an affirmative vote of seventy-five percent (75%) of the disinterested members of the Board of Directors of the Corporation;

(x) the willful violation by the Executive of the provisions of Sections 9, 10, or 11 hereof, after notice from the Corporation;

(xi) the willful violation of any law, rule or regulation governing banks or bank officers or any Bank policy, or receipt of any cease and desist order issued by a bank

regulatory authority;

(xii) theft or abuse by Executive of the Corporation's or the Bank's property or the property of the Corporation's or the Bank's customers, employees, contractors, vendors, or business associates;

(xiii) any act of fraud, misappropriation or personal dishonesty;

(xiv) insubordination as determined by an affirmative vote of seventy-five percent (75%) of the disinterested members of the Board of Directors or the Corporation, after written notice from the Corporation and a failure to cure such violation within fifteen (15) days of said written notice, if curable; or

(xv) the existence of any material conflict between the interests of the Corporation or the Bank and the Executive that is not disclosed in writing by the Executive to the Corporation and the Bank and approved in writing by the Boards of Directors of the Corporation and the Bank.

If this Agreement is terminated for Cause, all of Executive's rights under this Agreement shall cease as of the effective date of such termination, except for the rights under Section 20 hereof, with respect to arbitration.

(c) Notwithstanding the provisions of Section 4(a) of this Agreement, this Agreement shall terminate automatically upon Executive's voluntary termination of employment for Good Reason. The term "Good Reason" shall mean:

(i) the assignment of duties and responsibilities materially inconsistent with Executive's status as Executive Vice President and thereafter as Chief Executive Officer and President of the Corporation or of the Bank;

(ii) a reassignment which requires Executive to move his principal residence or his office more than fifty (50) miles from the Bank's principal executive office at 111 W. Front Street, Berwick, Pennsylvania 18603;

(iii) any removal of Executive from office or any materially adverse change in the terms, conditions, responsibilities, duties, reporting, compensation, or benefits of Executive's employment, except for any termination of Executive's employment for Cause, or unless in accordance with this Agreement, or pursuant to compliance by the Corporation and/or Bank with a regulation, notice, rule, or action of its federal or state regulators;

(iv) any reduction in the Executive's Annual Base Salary as in effect on the date hereof or as the same may be increased from time to time unless such reduction is the result a reduction applicable to all employees, (provided that such reduction does not result in a proportionately greater adverse change in the Annual Base Salary of Executive as compared with any other executive officers of the Bank or the executive group of which Executive is a member) or pursuant to the compliance

by the Corporation and/or Bank with a regulation, notice, rule, or action of its federal or state regulators or;

(v) any failure of the Bank to provide the Executive with benefits at least as favorable as those enjoyed by the Executive during the Employment Period under any of the pension, life insurance, medical, health and accident, disability or other employee plans of the Bank, or the taking of any action that would materially reduce any of such benefits unless such reduction is a part of a reduction applicable to all employees or pursuant to compliance by the Corporation and/or Bank with a regulation, notice, rule, or action of its federal or state regulators.

Executive shall within sixty (60) days of the occurrence of any of the foregoing events, provide notice to the bank of the existence of the condition and provide the Bank thirty (30) days in which to cure such condition. In the event that the Bank does not cure such condition within thirty (30) days of such notice, Executive may resign from employment for Good Reason by delivering written notice ("Notice of Termination"), to the Bank.

If such termination occurs for Good Reason, and such termination constitutes a Separation of Service as defined by Internal Revenue Code of 1986, as amended ("Code") Section 409A ("Separation of Service"), then the Bank shall pay Executive an amount equal to the Executive's remaining Annual Base Salary that would otherwise be due and payable under the Agreement to the Executive for the remaining Employment Period, minus applicable taxes and withholdings, payable in equal monthly installments over the remaining Employment Period. (Such amount in the aggregate shall not exceed 2.99 times Executive's Annual Base Salary or be less than 2.00 times Executive's Annual Base Salary). In addition, for a period of two (2) years from the date of Separation of Service, or until Executive secures benefits of comparable coverage through other employment, whichever shall first occur, Executive shall receive a continuation of all life, disability, medical insurance and other normal health and welfare benefits in effect or that would otherwise be provided, and available with respect to Executive and his spouse during the two (2) yeas prior to his termination of employment at the time of his termination of employment under the terms of and as provided by the medical insurance plan then in effect in which he and his spouse were participants, or, if the Bank cannot legally provide such benefits because Executive is no longer an employee, or future law or plans do not permit so, the Bank shall reimburse Executive in an amount equal to the monthly premium paid by him to obtain comparable coverage for employee benefits which he and his spouse enjoyed prior to termination, subject to Code Section 409A, if applicable.

(d) Notwithstanding the provisions of Section 4(a) of this Agreement, this Agreement shall terminate automatically upon Executive's Disability and Executive's rights under this Agreement shall cease as of the date of such termination, provided; however, that Executive shall nevertheless be entitled to receive any amount payable under any disability plan of the Bank for which he is eligible. Disability shall have the meaning provided in Code Section 409A and the regulations promulgated thereunder.

(e) In the event that Executive terminates his employment without Good Reason as defined in Section 4(c), or retires, all of Executive's rights under this Agreement shall cease as of the effective date of such termination, except for the rights under Paragraph 20, hereof with respect to arbitration.

(f) Upon the expiration or termination of the Employment Period and this Agreement, all of Executive's rights under this Agreement shall cease; however, the provisions of Paragraphs 9 and 10 shall survive the expiration or termination of the Employment Period and the termination of this Agreement regardless of reason.

(g) Executive agrees that in the event his employment under this Agreement is terminated, Executive shall resign and by this Agreement does upon such event resign as a director of the Corporation and the Bank, or any affiliate or subsidiary thereof, if he is then serving as a director of any such entities.

5. Employment Period Compensation:

(a) Annual Base Salary. For services performed by Executive under this Agreement, the Bank shall pay Executive an Annual Base Salary during the Employment Period at the rate of $395,000.00 per year, minus applicable withholdings and deductions, payable at the same times as salaries are payable to other executive employees of the Bank as may be required by federal, state, or local laws or regulations. The Bank may, from time to time, increase Executive's Annual base Salary or in the event a reduction applicable to all employees reduce Executive's Annual Base Salary, (provided that such reduction does not result in a proportionately greater adverse change in the Annual Base Salary of Executive as compared with other executive officers of the Bank or the executive group of which Executive is a member or pursuant to compliance by the Corporation and/or Bank with a regulation, notice, rule, or action of its federal or state regulators) and any and all such increases or reductions shall be deemed to constitute amendments to this Section 5(a) to reflect the increased or reduced amounts, effective as of the date established for such increases or reductions by the Board of Directors of the Bank or any committee of such Board.

(b) Bonus. For services performed by Executive under this Agreement, the Bank may, from time to time, pay a bonus or bonuses to Executive as the Bank or an affiliate thereof, in its sole discretion, deems appropriate. The payment or nonpayment of any such bonuses shall not reduce or otherwise affect any other obligation of the Bank to Executive provided for in this Agreement.

(c) Paid Time-Off. During the term of this Agreement, Executive shall be entitled to Paid Time Off in accordance with the manner provided under the paid time-off plan then in effect for Employer's President and CEO. Effective as of the date of execution of this Agreement, Executive shall be eligible for 272 hours of paid time off . Thereafter, Executive's paid time off shall accrue at the same rate as other executive of the Bank or the executive group of which Executive is a member

(d) Employee Benefit Plans. During the term of this Contract, Executive shall be entitled to participate in or receive the benefits of the senior management bonus program, and any employee benefit plan currently in effect at the Bank, subject to the terms of said plan, until such time that the Board of Directors of the Bank authorize a change in such benefits. The Bank shall not make any changes in such plans or benefits which would materially and adversely affect Executive's rights or benefits thereunder, unless such change occurs pursuant to a program applicable to all executive officers of the Bank and does not result in a proportionately greater adverse change in the rights of or benefits to Executive as compared with any other executive officer of the Bank. Nothing paid to Executive under any plan or arrangement presently in effect or made available in the future shall be deemed to be

in lieu of the salary payable to Executive pursuant to Section 5(a), hereof.

(i) The parties agree that upon commencement of this Agreement, Executive shall be considered and shall be entitled to all present and future life and disability insurance benefits due to Employer's other employees who have twenty (20) years of continuous fulltime service with Employer.

(ii) The parties agree that upon commencement of this Agreement, Executive shall be considered and shall be entitled to all present and future illness, medical disability (short term disability) due to Employer's other employees who have ten (10) years of continuous fulltime service with Employer.

(iii)The parties agree that upon commencement of this Agreement, Executive shall be considered and shall be entitled to all present and future medical, dental, and vision insurance and flexible benefit and dependent care benefit coverages due to Employer's other executive level employees.

(iv)The parties agree that upon commencement of this Agreement, Executive shall be considered and shall be entitled to all present and future travel and/or accidental insurance, 401(k) plan, retirement and/or present or future tax qualified and non-tax qualified plans, etc. sponsored by the Bank.

(v) The parties agree that upon commencement of this Agreement, Executive shall be considered and shall be entitled to all present and future profit sharing rights consistent with those rights currently in plan for the President and Chief Executive Office of the Corporation.

(vi) The parties agree that upon commencement of this Agreement, Executive shall be considered and shall be entitled to a supplemental retirement payment consistent with those rights currently in plan for the President and Chief Executive Office of the Corporation.

(vii) The parties agree that upon commencement of this Agreement, Executive shall be considered and shall be a member of the Board of Directors of the Bank and of the Corporation.

(viii) It is acknowledged and agreed that the Bank does not have a stock option plan; however, the parties agree that in the event that the Bank implements a stock option plan during the term of this Agreement, Executive shall be considered eligible and entitled to participate in all such stock option plans consistent with those available to other executive level employees.

(ix) The parties agree that upon commencement of this Agreement and during the term of this Agreement, Executive shall be considered and shall be eligible to participate in any other compensation and fringe benefits which are or may become available to the Bank's and the Corporations executive level employees.

(e) Business Expenses. During the term of this Contract, Executive shall be reimbursed for all reasonable out-of-pocket business expenses which he shall incur in connection with his services under this Contract and upon substantiation of such expenses in accordance with the policies of the Corporation and the Bank, specifically, including but not limited to by way of illustration, expenses incurred for all conventions, seminars, travel and transportation, room, automobile rental, meals, airfare, etc., of an directly relating to the same; all reasonable out-of-pocket costs for customer relationship development including entertainment and meals.

(f) Automobile. Executive shall be provided with a company-owned or leased vehicle of an executive quality with insurance, maintenance, fuel and all fees and costs to be paid by the Corporation. The said vehicle is to be used for Corporation and Bank business and/or business development. Executive is further permitted to use such vehicle for personal use in accordance with applicable tax rules at Executive's expense, during the Employment Period.

(g) Club Memberships. Corporation shall provide payment of annual dues and monthly business development expenses for Executive in connection with a club membership to Fox Hill Country Club and Westmoreland Club, and any other golf club or a business club, if any, that shall be mutually determined by the parties.

Notwithstanding anything to the contrary contained herein, in the event of Executive's death, all rights and benefits provided herein to Executive, shall continue for the terms provided and be payable to Executive's Estate. Further, in the event of Executive's death, all rights and benefits provided herein for Executive's spouse shall continue for the term provided.

6. **Termination of Employment Following Change in Control.**

(a) If a Change in Control (as defined in Section 6(b) of this Agreement), shall occur and Executive experiences an involuntary separation of service as defined in Code Section 409A ("Separation of Service"), without Cause within two (2) years after the Change in Control, then the provisions of Section 7 of this Agreement shall apply.

(b) As used in this Agreement, "Change in Control" shall mean the change in ownership or effective control of the Corporation as further defined by Treasure Regulation §1.409A-3(i)(5).

7. **Rights in Event of Termination Following a Change in Control.**

(a) In the even that Executive is involuntarily terminated without Cause within two (2) years after a Change in Control (as defined in Section 6(b) of this Agreement), and such termination of employment constitutes a Separation of Service, then the Bank shall pay Executive a lump sum amount equal to 1.5 times the Executive's Base Salary, minus applicable taxes and withholdings, if the Change in Control occurs two (2) or more years after the commencement of the Initial Term, then 2.99 times the Executive's Annual Base Salary, minus applicable taxes and withholding, payable within thirty (30) days of Executive's Separation of Service subject to Code Section 409A, if applicable. In addition, for a period of two (2) years from the date of Separation of Service, or until Executive secures benefits of comparable coverage through other employment, whichever shall first occur, Executive shall receive a continuation of all life, disability, medical insurance and other normal health and welfare benefits in effect with respect to Executive and his spouse during the two (2) years prior to his termination of

employment at the time of his termination of employment under the terms of and as provided by the medical insurance plan then in effect in which he and his spouse were participants, or, if the Bank cannot legally provide such benefits because Executive is no longer an employee, or future law or plans do not permit so, the Bank shall reimburse Executive in an amount equal to the monthly premium paid by him to obtain comparable coverage for employee benefits which he and his spouse enjoyed prior to termination, subject to Code Section 409A, if applicable.

(b) Executive shall not be required to mitigate the amount of any payment provided for in this Section 7 by seeking other employment or otherwise. Unless otherwise agreed to in writing, the amount of payment or the benefit provided for in this Section 7 shall not be reduced by any compensation earned by Executive as the result of employment by another employer or by reason of Executive's receipt of or right to receive any retirement or other benefits after the date of termination of employment or otherwise.

This Section 7 and the provisions and terms hereof, shall be subject to Sections 19 and 21 of this Agreement.

Notwithstanding anything to the contrary contained herein, in the event of the Executive's death, all rights and benefits, provided herein to Executive, shall continue for the term provided, and be payable to the Executive's estate. Further, in the event of Executive's death, all rights and benefits provided herein for Executive's spouse shall continue of the term provided.

8. **Rights in Event of Termination of Employment Absent Change in Control.**

(a) In the event that Executive's employment is involuntarily terminated by the Corporation and the Bank without Cause and no Change in Control has occurred at the date of such termination and such termination constitutes a Separation of Service, then the Bank shall pay Executive an amount equal to the Executive's Annual Base Salary that would otherwise be due and payable under the Agreement to the Executive for a period of six (6) months from the date of termination, minus applicable taxes and withholding, payable in equal monthly installments during that six (6) month period. In addition, for a period of one (1) year from the date of Separation of Service, or until Executive secures benefits of comparable coverage through other employment, whichever shall first occur, Executive shall receive a continuation of all medical insurance and other normal health and welfare benefits in effect with respect to Executive during the one (1) year prior to his termination of employment at the time of his termination of employment under the terms of and as provided by the medical insurance plan then in effect in which he and his spouse were participants, or, if the Bank cannot legally provide such benefits because Executive is no longer an employee, or future law or plans do not permit so, the Bank shall reimburse Executive in an amount equal to the monthly premium paid by him to obtain comparable coverage for employee benefits which he enjoyed prior to termination, subject to Code Section 409A, if applicable.

(b) Executive shall not be required to mitigate the amount of any payment provided for in this Section 8 by seeking other employment or otherwise. Unless otherwise agreed to in writing, the amount of payment or the benefit provided for in this Section 8 shall not be reduced by any compensation earned by Executive as the result of employment by another employer or by reason of Executive's receipt of or right to receive any retirement or other benefits after the date of termination of employment or otherwise.

Notwithstanding anything to the contrary contained herein, in the event of Executive's death, all rights and benefits under the terms of this Agreement, shall continue for the terms provided and be payable to Executive's Estate. Further, in the event of Executive's death, all rights and benefits provided herein for Executive's spouse shall continue for the term provided.

This Section 8 and the provisions and terms hereof, shall be subject to Sections 19 and 21 of this Agreement.

9. Covenant Not to Compete.

(a) Executive hereby acknowledges and recognizes the highly competitive nature of the business of the Corporation and the Bank and accordingly, agrees that during employment and for one (1) year following termination of employment, if his termination is:

(i) Voluntarily by Executive or termination of employment for cause by Employer, then the geographical restrictive limitation shall be fifty (50) miles from Executive's office at 111 W. Front Street, Berwick, PA 18603;

(ii) Involuntarily by Executive or termination following a change in control of Employer, then the geographical restrictive limitation shall be twenty-five (25) miles from Executive's office at 111 W. Front Street, Berwick, PA 18603;

Executive shall not, except as otherwise permitted in writing by the Bank:

(i) in another business which is within the restrictions (time and distance), set forth herein, from the main office (i.e. 111 W. Front Street, Berwick, Pennsylvania 18603), of the Corporation or Bank ("Non-Competition Area"), be engaged, directly or indirectly, either for his own account or as agent, consultant, employee, partner, officer, director, proprietor, investor (except as an investor owning less than five (5%) percent of the stock of a publicly owned company) or otherwise of any person, firm, corporation, or enterprise engage in (1) the banking; (including bank holding company) or financial services industry, or (2) any other activity in which the Corporation or the Bank or any of their subsidiaries are engaged during the Employment Period;

(ii) provide financial or other assistance to any person, firm, corporation, or enterprise engaged in (1) the banking (including bank holding company), or financial services industry, or (2) any other activity in which the Corporation or the Ban k or any of their subsidiaries are engaged during the Employment Period, in the Non-Competition Area;

(iii) directly or indirectly solicit persons or entities who were customers or referral sources of the Corporation, the Bank or their subsidiaries within one (1) year prior to Executive's termination of employment, to become a customer or referral source of a person or entity other than the Corporation, the Bank or their subsidiaries; or

(iv) directly or indirectly solicit employees of the Corporation, the Bank or their subsidiaries who were employed within one (1) year prior to Executive's termination of employment to work for anyone other than the Corporation, the Bank or their subsidiaries.

(b) It is expressly understood and agreed that for purposes of the geographic restriction in Section 9(a), the geographic distance shall be measured from Executive's office at 111 W. Front Street, Berwick, PA 18603. It is further expressly understood and agreed that, although Executive, Corporation and the Bank consider the restrictions contained in Section 9(a) hereof reasonable for the purpose of preserving for the Corporation and the Bank and their subsidiaries their good will and other proprietary rights, if a final judicial determination is made by a court having jurisdiction that the time or territory or any other restriction contained in Section 9(a) hereof is an unreasonable or otherwise unenforceable restriction against Executive, the provisions of Section 9(a) hereof, shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such other extent as such court may judicially determine or indicate to be reasonable.

10. **Unauthorized Disclosure:** During the term of his employment here under, or at any later time, Executive shall not, without the written consent of the Board of Directors of the Bank or a person authorized thereby, knowingly disclose to any person, other than an employee of the Corporation or the Bank, or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by Executive of his duties as an executive of the Bank, any material confidential information obtained by him while in the employ of the Bank with respect to any of the Corporation's and the bank's services, necessary or appropriate in connection with the performance by Executive of his duties as an executive of the Bank, any material confidential information obtained by him while in the employ of the Bank with respect to any of the Corporation's and the Bank's services, products, improvements, formulas, designs or styles, processes, customers, methods of business, strategic, business, capital, or human resource plans, or any business practices the disclosure of which could be or will be damaging to the Corporation or the Bank, provided; however, that confidential information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by Executive or any person with the assistance, consent or direction of the Executive), or any information of a type not otherwise considered confidential by persons engaged in the same business or a business similar to that conducted by the Corporation and the Bank or any information that must be disclosed as required by law.

11. **Work Made for Hire:** Any work performed by the Executive under this Agreement is considered a "Work Made for Hire" as the phrase is defined by the Copyright Act of 1976 and shall be owned by and for the express benefit of Bank and its subsidiaries and affiliates. In the event it is established that such work does not qualify as a Work Made for Hire, the Executive agrees to and does hereby assign to Bank, and its affiliates and subsidiaries, all of his rights, title and /or interest in such work product, including, but not limited to, all copyrights, patents, trademarks, and proprietary rights.

12. **Return of Company Property and Documents:** The Executive agrees that, at the time of termination of his employment, regardless of the reason for termination, he will deliver to Bank and its subsidiaries and affiliates, any and all company property, including but not limited to, keys, security codes or passes, mobile telephones, laptops, electronic notebooks, smart devises, automobiles, strategic, business, capital or human resource plans, records, data, notes, reports, proposals, lists,

correspondence, specifications, drawings, blueprints, sketches, software programs, equipment, other documents, property or reproductions of any of the aforementioned items developed or obtained by the Executive during the course of his employment.

13. **Liability Insurance**: The Bank shall obtain liability insurance coverage, if available, for the Executive under an insurance policy with similar terms as that which is currently covering officers and directors of Bank against lawsuits, arbitrations or other legal or regulatory proceedings.

14. **Notices**: Except as otherwise provided in this Contract, any notice required or permitted to be given under this Agreement shall be deemed properly given if in writing and if mailed by registered or certified mail, postage prepaid with return receipt requested, to Executive's residence, in the case of notices to Executive, and to the principal executive office of the Bank, in the case of notices to the Bank.

Notwithstanding anything to the contrary contained herein, any notice called for under Paragraphs 3 and 5, may be accomplished by e-mail to Executive's work email. Any notice from Executive to Employer may also be made by email to the email of the Chairman of the Board. All other notices called for under this Contract shall be provided by registered or certified mail as set forth hereinabove.

15. **Waiver**: No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Executive and an executive officer specifically designated by the Board of Directors of the Bank. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

16. **Assignment**: This Agreement shall not be assignable by any party, except by the Corporation or the Bank to any successor in interest to its respective businesses.

17. **Entire Agreement**: This Agreement supersedes any and all agreements, either oral or in writing, among or between the parties with respect to the employment of the Executive by the Bank and/or Corporation. This Agreement contains all the covenants and agreements between the parties with respect to employment and termination of employment.

18. **Successor; Binding Agreement**:

(a) The Bank will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise), to all or substantially all of the businesses and/or assets of Bank to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Bank would be required to perform it if no such succession had taken place.

Failure by Bank to obtain such assumption and agreement prior to the effectiveness of any such succession shall constitute a breach of this Agreement and the provisions of Section 7 of this Agreement shall apply. As used in this Agreement, "Corporation" and "Bank" shall mean Corporation and bank, as defined previously and any successor to their respective businesses and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.

(b) This Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, heirs, distributes, devisees and legatees. If Executive should die after a Change in Control or following termination of Executive's employment without Cause, and any amounts would be payable to Executive under this Agreement if Executive had continued to live, all such amounts shall be paid in accordance with the terms of this Agreement amounts would be payable to Executive under this Agreement if Executive had continued to live, all such amounts shall be paid in accordance with the terms of this Agreement to Executive's devisee, legatee, or other designee, or, if there is no such designee, to Executive's Estate.

19. Code Section 409A

(a) Any payments made pursuant to this Agreement, to the extent of payments made from the date of termination through March 15th of the calendar year following such date, are intended to constitute separate payments for purposes of Treas. Reg. §1.409A-2(b)(2) and thus payable pursuant to the "short-term deferral" rule set forth in Treas. Reg. §1.409A-1(b)(4); to the extent such payments are made following said March 15th, they are intended to constitute separate payments for purposes of Treas. Reg. §1.409A-2(b)(2), made upon an involuntary termination from service and payable pursuant to Treas. Reg. §11.409A-1(b)(9)(iii), to the maximum extent permitted by said provision.

(b) The parties hereto intend that any and all post-employment compensation under this Agreement satisfy the requirements of Section 409A or an exception or exclusion therefrom to avoid the imposition of any accelerated or additional taxes pursuant to Section 409A. Any terms not specifically defined shall have the meaning as set forth in Section 409A.

(c) If when the Executive's employment terminates, the Executive is a "specified employee," as defined in Code Section 409A(a)(B)(i), then despite any provision of this Agreement of other plan or agreement to the contrary, the Executive will not be entitled to the payments until the earliest of: (a) the date that is at least six (6) months after the Executive's Separation from Service for reasons other than the Executive's death; (b) the date of the Executive's death; or (c) any earlier date that does not result in additional tax or interest to the Executive under Code Section 409A. As promptly as possible after the end of the period during which payments are delayed under this provision, the entire amount of the delayed payments shall be paid to the Executive in a single lump sum with any remaining payments shall be paid to the Executive in a single lump sum with any remaining payments to commence in accordance with the terms of this Agreement or other applicable plan or agreement.

(d) Notwithstanding the foregoing, no payment shall be made pursuant to this Agreement unless such termination of employment is a "separation of service" as defined in Code Section 409A.

(e) 409A Safe Harbor. Notwithstanding anything in this Agreement to the contrary, in no event shall the Corporation or Bank be obligated to commence payment of distribution to the Executive of any amount that constitutes non-qualified deferred compensation within the meaning of Code Section 409A ("Section 409A"), earlier than the earliest permissible date under Section 409A, that such amount could be paid without additional taxes or interest being imposed under Section 409A. The Corporation, Bank and Executive agree that they will execute any and all amendments to this Agreement as they mutually agree in good faith may be necessary to ensure compliance with the distribution provisions of Section 409A, to be paid or distributed in a single sum payment at the earliest permissible date under Section 409A. Without limiting the generality of

the foregoing, in the event Executive is to receive a payment of compensation hereunder that is or account of a Separation from Service, such payment is subject to the provisions of Section 409A, and Executive is a key employee of the Corporation or Bank, then payment shall not be made before the date that is six months after the date of Separation from Service, (or, if earlier than the end of the six month period, the date of the Executive's death). Amounts otherwise payable during such six month payment shall be accumulated and paid in a lump sum on the first day of the seventh month. For purposes hereof, Executive is a key employee of the Corporation or Bank if, on his date of separation from service, the Corporation is publicly traded and he met the definition key employee found in Code Section 416(i)(1)(A)(i), (ii) or (iii), (disregarding Section 416(i)(5)) as of the last day of the calendar year proceeding the date of separation.

20. **Arbitration.** The Bank and Executive recognize that in the event a dispute should arise between them concerning the interpretation or implementation of this Agreement, lengthy and expensive litigation will not afford a practical resolution of the issues within a reasonable period of time. Consequently, each party agrees that all disputes, disagreements and questions of interpretation concerning this Agreement (except for any enforcement sought with respect to Sections 9, 10, 11 or 12, which may be litigated in court, including an action for injunction or other relief), are to be submitted for resolution, in Wilkes-Barre, Pennsylvania, to the American Arbitration Association (the "Association"), in accordance with the Association's National Rules for the Resolution of Employment Disputes or other applicable rules then in effect ("Rules"). Bank or Executive may initiate an arbitration proceeding at any time by giving notice to the other in accordance with the Rules. Bank and Executive may, as a matter of right, mutually agree on the appointment of a particular arbitrator from the Association's pool. The arbitrator shall not be bound by the rules of evidence and procedure of the courts of the Commonwealth of Pennsylvania but shall be bound by the substantive law applicable to this Agreement. The decision of the arbitrator, absent fraud, duress, incompetence or gross and obvious error of fact, shall be final and binding upon the parties and shall be enforceable in courts of proper jurisdiction. Following written notice of a request for arbitration, Bank and Executive shall be entitled to an injunction restraining all further proceedings in any pending or subsequently filed litigation concerning this Agreement, except as otherwise provided herein or any enforcement sought with respect to Sections 9, 10, 11 or 12 of this Agreement, including an action for injunction or other relief.

21. **Code Sections 280G and 4999.** In the event the payment described herein, when added to all other amounts or benefits provided to or on behalf of the Executive in connection with his termination of employment, would result in the imposition of an excise tax under Section 4999 of the Code, such payments shall be retroactively reduced to the extent necessary to avoid such excise tax imposition. Upon written notice to Executive, together with calculations from the Corporation, Executive shall remit to Corporation the amount of the reduction plus such interest as may be necessary to avoid the imposition of such excise tax. Notwithstanding the foregoing or any other provision of this contract to the contrary, if any portion of the amount herein payable to the Executive is determined to be non-deductible pursuant to the regulations promulgated under Section 280G of the Code, then Corporation shall be required only to pay to Executive the amount determined to be deductible under Section 280G.

22. **Validity.** The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

23. **Applicable Law.** This Agreement shall be governed by and construed in accordance with the domestic, internal laws of the Commonwealth of Pennsylvania, without regard to its conflicts of laws principles.

24. **Consent to Jurisdiction.** To the extent that any court action is permitted consistent with or to enforce this Agreement, the parties hereby consent to the jurisdiction of the Court of Common Pleas of Columbia County location in Columbia, Pennsylvania. Accordingly, with respect to any such court action, Executive (a) submits to the personal jurisdiction of such court; (b) consents to service of process; and (c) waives any other requirement (whether imposed by statute, rule of court or otherwise) with respect to personal jurisdiction or service of process.

25. **Headings.** The section headings of this Agreement are for convenience only and shall not control or affect the meaning or construction or limit the scope of intent of any of the provisions of this Agreement.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date below.

ATTEST:

David Saracino
Secretary
Date: 12/17/24

FIRST KEYSTONE CORPORATION

By ______________________
Robert A. Bull
Chairman of the Board

ATTEST:

David Saracino
Secretary
Date: 12/17/24

FIRST KEYSTONE COMMUNITY BANK

By ______________________
Robert A. Bull
Chairman of the Board

WITNESS:

____

Date: 12-19-2024

EXECUTIVE

____
Jack W. Jones

Schedule I

None